EMPLOYMENT AGREEMENT

     AGREEMENT made as of MAY 25, 1999 between KAYE INSURANCE ASSOCIATES, INC. ("Employer"), with offices 122 East 42nd Street, New York, NY 10168 and Robert
N. Munao ("Employee"), residing at 28 Marlboro Dr, Huntington, NY 11743.

     WHEREAS, in order to induce Employer to engage Employee to perform services for Employer, Employee agrees to enter into this Agreement upon the terms and conditions hereof

     NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties agree as follows:

1.   Employment  The  Employer   hereby   employs   Employee  as  its  Executive
Director-National Benefits Practice, and Employee hereby accepts such employment under the terms and conditions hereinafter contained.

2.   Term

     2.1 The employment of Employee hereunder and the term of this Agreement (the "Term") shall commence on a date to be mutually agreed upon by Employer and Employee, but no later than 10/29, 1999, and shall continue for a two year period, unless sooner terminated pursuant to Section 2.2 hereof. Employment shall continue thereafter on at "employment at-will" basis, terminable by Employer or Employee for any reason, or for no reason, upon 60 days written notice to the other in accordance with Section 14.2 herein.

     2.2 Notwithstanding the above, Employer shall have the right to terminate this Agreement for cause at any time upon notice which sets forth the basis for the termination. As used herein, "cause" shall mean:

     (a) Loss, revocation or suspension of any license required for the performance of Employee's duties, unless such loss, revocation or suspension is cured within 30 days;

     (b) Conviction of any non-traffic related felony, whether or not related to the performance of Employee's duties;

     (c) Conviction of any non-traffic related misdemeanor related to the performance of Employee's duties;

     (d) A holding or determination by a court, regulatory body or appropriate tribunal that Employee has violated any material law or regulation applicable to the Employee while fulfilling his obligations hereunder the effect of which is materially adverse to the Employer;

     (e) Failure to perform any material duties required hereunder where said non-performance remains uncorrected thirty (30) days after the Employer gives written notice detailing such non-performance, unless such failure is the result of a Disability (as defined in Section 2.4) or occurs during such period as reasonably may be required to determine whether there is a Disability which has been claimed by Employee in accordance with the procedures of Section 2.4;

     (f) The commission of an act involving, theft from Employer, or its employees, clients or insurance markets;

     (g) Willful misconduct or gross negligence in the performance or non-performance of the Employee's obligations under this Agreement remaining uncorrected, if reasonably susceptible to correction, thirty
          (30) days after Employer gives written notice to Employee detailing the acts of misconduct and/or gross negligence;

     (h)  Any  breach  of  a  material  representation,   warranty  or  covenant
          contained herein;

     (i) Conviction of Employee for a violation of a securities law or regulation, if the same may, in the opinion of Employer's counsel, have a material adverse effect on Kaye Group Inc.'s status as a public company.

     2.3 Change of Control. If any materially adverse change occurs in the title, compensation or duties of Employee within 12 months following upon a "Change in Control", Employee will be entitled to a continuation of his then base compensation (and continued participation in Company benefit plans and programs or to payment of the amount which the Employer would have paid in his behalf) for a duration of difference between 12 months minus the period which has elapsed following the Change in Control until the happening of the event above.

     (a) The entitlement of Employee to payments hereunder shall not apply if Employee is offered an employment agreement incident to a Change in Control which continues his services and compensation as an executive employee (regardless of whether his title and specific authority are changed) for a term of at least 12 months.

     (b) It is a condition to the entitlement of the Employee to the above payments that Employee fulfills all obligations which continue to apply to him after cessation of his employment.

     (c) No payments under this Section shall be made if the Employee terminates his employment or fails to perform his required duties upon a Change in Control.

     (d) Any payments which might be due to Employee under the remaining provisions of this Agreement which are applicable to periods after termination of the services the Employee shall be credited against and shall reduce the entitlement of the Employee to the compensation set forth above in Section.

     (e) As used herein, "Change in Control" shall mean the occurrence of (i) and (ii) below during the term of this Agreement or at any time thereafter while Employee continues to serve as Executive Director-National Benefits Practice of the Employer,

          (i) any acquisition of any person or entity of shares (or rights to vote shares) which entitle such person or entity to elect a majority of the members of the Board or Directors of Kaye Group Inc.; and

          (ii) within 12 months following (i) above, a change occurs in the composition of the Board of Directors of Kaye Group Inc. such that different individuals comprise a majority of the members of the Board of Directors of Kaye Group Inc. as compared with the composition of the Board prior to such change in shareholdings.

     2.4 Death or Disability.

     (a) The Term shall terminate on the date of Employee's death, in which event Employee's salary and benefits owing to Employee through the date of death shall be paid to his estate.

     (b) If, during employment: (i) in the opinion of a duly licensed physician selected by the Employer and a duly licensed physician selected by Employee (and, in the event of a disagreement between the two, a neutral third physician who is selected by agreement of the parties), the Employee shall become substantially unable to perform the duties and services required of him under this Agreement because of physical or mental illness or incapacity ("Disability"), and (ii) such Disability continues for a period of 4 consecutive months or 16 weeks in the aggregate during any twelve-month period; then and only upon the occurrence of each of (i) and (ii) above, the Company may terminate Employee's employment upon at least thirty (30) days' prior written notice to Employee given at any time after the expiration of such 16-week or 4 consecutive month period.

     2.5 In the event of termination as set forth in this Section 2, Employee shall be entitled to receive his salary and benefits owing to Employee through the effective date of termination. Employee shall not be entitled to any other compensation under this Agreement upon termination of his employment pursuant to this Section 2.

3. Duties

Employee agrees: (a) to perform all necessary acts and to devote full business time and effort to the furtherance of maintaining and growing Employer's account servicing and production of life/health/benefits insurance nationally (Employee shall be based in Employer's New York City offices); (b) to manage Employer's staff assigned to the life/health/benefits departments; (c) to perform faithfully and to the best of his ability all assignments of work given to Employee by Employer consistent with Employee's qualifications, status and experience; (d) to abide by Employer's written policies and procedures, and by such other policies and procedures of which Employee has received notice; and
(e) that during the Term of this Agreement, Employee will not engage in any activity that competes in any way with Employer or interferes with the performance of Employee's duties hereunder. For purposes of this paragraph, Employer shall refer to Kaye Insurance Associates, Inc. and it Affiliates (as hereinafter defined).

4.Compensation/  Benefits

     4.1 Salary. Employer agrees to pay Employee an annual salary of $235,000 payable bi-weekly or at such other interval as Employer may establish for its usual payroll payment and subject to required withholding of taxes, social security, benefit payments, etc.

     4.2 Commissions equal to the following percentages of Earned Commissions (as hereinafter defined) on Property & Casualty insurance business originated by Employee for Employer, subject to reduction as set forth below:

          i. Non-Program Accounts: 30% of Earned Commissions received by Employer on new property and casualty accounts (except Program Business) and 20% of Earned Commissions received by Employer on renewal of property and casualty accounts (except Program Business).

          ii. Program Accounts:5% of premium received by Employer on new Program Business and 2.5% of premium received by Employer on renewal Program Business or the commission equivalent, subject to the billing preference of Employer. The scope and nature of all Program Business referred to in this Agreement shall be exclusively determined by Employer.

     (a) Accommodation Business. No Commission shall be paid to Employee on new and renewal Accommodation Business. The scope and nature of all Accommodation Business referred to in this Agreement shall be exclusively determined by Employer. Individual medical insurance will be treated as Accommodation Business for which no commission will be paid.

     (b) Insurance Underwritten by Affiliate. Notwithstanding any other provision of this Agreement, the Earned Commission for insurance underwritten or reinsured by an affiliate of Employer shall in no event exceed 16% of premiums, even if the actual percentage received by Employer is greater.

     (c) "Earned Commissions" shall mean and include gross commissions, fees, and other income received by Employer on all paid-in full premiums (or installments thereof) from accounts originated by Employee for Employer during the Term of this Agreement, but does not include any general agency overrides, volume or persistency bonuses, etc. Gross commissions do not include any contingent commission or expense reimbursement allowances that Employer receives, regardless of whether insurance originated by Employee is included in the computation or determination thereof. In calculating "Earned Commissions", the following should be excluded: (i) any commission, fee and/or return premium that are repaid or become repayable by Employer to customers and/or insurers and; and (ii) any commission and/or fee Employer is obligated to pay to an independent contractor, sub-broker and/or sub-agent.

     (d) For purposes of this Agreement, all insurance business originated by Employee that is billed and paid in full during the Term of this Agreement, regardless of the effective coverage date, shall be deemed originated under this Agreement.

     4.3 Benefits. Employee shall be entitled to participate in Employer's insurance and other benefit plans, in accordance with the provisions of such plans on terms and conditions no less favorable to Employee than generally available to Employer's other employees of comparable levels of responsibility and compensation, unless otherwise specifically provided in such plans. The Employer reserves the right to amend, terminate and/ or suspend such benefits generally in a manner which does not adversely discriminate against Employee.

     4.4 Reimbursement of Automobile Expenses. Employer shall reimburse Employee for all ordinary and necessary automobile expenses incurred by Employee as a result of Employee's activities on behalf of Employer which qualify' under IRS regulations, the annual total of which shall not exceed $12,000.00.

     4.5 Annual Incentive Bonus. Employee shall be entitled to participate in Employer's Annual Incentive Plan (the "Plan"). Specifically, annual Threshold Contribution Margin [defined as Benefit & Life Net Revenue less direct expenses ("Contribution Margin") equal to the greater of 87% of budgeted Contribution Margin or $2,118,000] is subtracted from actual annual Contribution Margin. Any positive excess becomes the basis for the AIP award pool. The AIP award pool equals 22% of the excess. Employee will be entitled to 100% of the AIP award pool subject to a maximum AIP award equal to $125,000. Notwithstanding anything to the contrary set forth in the terms of the Plan, Employer agrees that during the Term of this Employment Agreement, Employee's bonus calculated in accordance with the Plan and subject to the provisions of this Section 4.5 shall not be subject to any discretionary reduction and shall be subject to pro-ration for partial periods notwithstanding any discretionary or permissive features contained in the Plan.

     4.6 Options. On or about June 30, 1999, Employee shall receive an option to purchase 10,000 shares of Kaye Group Inc. stock at an exercise price to be determined (but no greater than the fair market value of Kaye Group Inc. common stock on the date that the option is granted), in accordance with the Kaye Group Inc. Supplemental Stock Option Plan.

     4.7 Restricted Stock. Employee shall be granted Kaye Group Inc. Performance Stock, (pursuant to the Kaye Group Inc. Stock Performance Plan) with a trading value (as of the date of the grant) of $100,000 (13004 shares @ $7.69 per share). A copy of the Kaye Group Inc. Stock Performance Plan and Agreement Letter are Attachments B and C, respectively to this Agreement.

     4.8 Employer agrees to purchase a split-dollar life insurance policy for the benefit of Employee in accordance with the insurance plan and terms set forth on Schedule 4.8 annexed hereto. In the event of a Change in Control, Employee shall have the option to assume ownership of such split-dollar life insurance policy from Employer, and Employer shall recoup, from the insurance company which issued the policy, all premiums paid through the date that Employee assumes ownership of the policy.

5. Representations and Warranties

     5.1 Subject only to the matters described in the following paragraph, Employee warrants that he has full power and authority to enter into this Agreement and that such act, and the performance of his obligations hereunder will not conflict with any other agreements or understandings to which he is a party or by which he is bound.

     Employer acknowledges that Employer has received and reviewed with counsel a copy of the Employment Agreement between Employee and Kalvin Miller Consulting Group, Inc. ("Previous Employer") dated August 1, 1995 and amended as of August 1, 1998 (the "Previous Agreement"). Employer hereby agrees to indemnify and hold Employee harmless from and against any claim or litigation asserted by Previous Employer against Employee arising from the provisions of Section 6 of the Previous Agreement or from the commencement of the term of Employee's employment hereunder, including the costs of defense (including reasonable attorneys' fees and disbursements), as well as the costs of any liability or settlement. Employer may defend any such matter with counsel of its choice, who shall be reasonably acceptable to Employee. Employee shall cooperate with Employer in the defense of any such claim and shall be entitled to participate in such defense at his own cost with counsel of his choice.

     5.2 Employee represents and warrants that to the extent that he heretofore received any proprietary, confidential or privileged information of any third party, Employee is instructed and agrees to keep such information in confidence in fulfillment of his legal, ethical and/or contractual obligations to such third party. Employer neither requests nor desires any disclosure of such information to Employer.

     5.3 Each party hereto represents and warrants that this Agreement is the valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally or by limitations on the availability of equitable remedies.

     5.4 Employee represents and warrants that he holds a current, valid license issued by the New York Insurance Department, a copy of which is attached as
Exhibit 5.4 to this Agreement.

6.  Limitations  on Competing  Interests

     6.1 During the term of this Agreement, Employee shall not, without prior written disclosure to the Employer and consent by it, acquire or maintain any material, financial or economic interest in, or accept any position, association, employment, gratuities or compensation from any person, corporation, firm, partnership or other entity whatsoever whose business is competitive with the business of the Employer or its affiliates.

     6.2 No provision of this Agreement shall be deemed to prohibit Employee from making passive business investments or serving on the boards of directors of civic groups or of other businesses that do not compete with Employer or its affiliates so long as such activities do not conflict with the written policies of Employer, including any policies requiring the disclosure of such activities or preclude Employee from performing his obligations pursuant to this Agreement; provided, however, that neither Employer nor its affiliates shall have responsibility or liability for any such activities of Employee. Employer's written policies applicable to Employee shall contain the same terms and conditions generally applicable to employees of comparable levels of responsibility and compensation.

7. Securities Law Compliance

     7.1 Employee represents and warrants as follows:

     (a) no event, act or omission has occurred prior to the effective date of this Agreement (including without limitation any criminal conviction or failure on Employee's part to contest any criminal proceeding, or any judicial or administrative decree or order by which Employee is bound or event affecting any business as to which Employee was a director, officer employee or service provider) which would in any manner (i) require disclosure pursuant to the provisions of Regulation S-K promulgated under the Securities Act of 1933 regarding disclosures of "Involvement in certain legal proceedings"; or (ii) limit Employee's ability to serve as an employee of the publicly held company; or (iii) occasion the concern of any Federal or State regulatory body (including without limitation the Securities and Exchange Commission or any body with which the securities of the Employer may be listed) regarding Employee's capacity, qualification, character or fitness, or (iv) result in the refusal or inaction of any provider of directors and officers liability insurance and/or errors and omissions insurance and/or fidelity insurance to include Employee within its coverage; and

     7.2 In amplification of 7.1 above, except as disclosed in writing to Employer, Employee has not been in any manner involved in any civil, criminal, judicial or regulatory proceeding involving any insurance or reinsurance broker, agent, consultant or intermediary, and/or any entity with responsibility of any nature or kind for the auditing of the foregoing or for the monitoring or investment of the assets of the foregoing.

     7.3 Disclosure of Conflicts of Interest; Abstention from Speculation in Securities of Client

     (a) In order to avoid actual or apparent conflicts of interest, Employee shall take all necessary actions to disclose to Employer any direct or indirect ownership or financial interest in any company, person or entity which is a service provider to Employer, an actual or intended client of the Employer, an insurer or reinsurer of the Employer or which is engaged in by the Employer.

     (b)While Employee is employed by Employer, Employee shall abstain from any direct or indirect acquisition of securities of the Employer or its clients or customers except as may be specifically approved in writing by Employer upon Employee's prior written request, and from divulging or appropriating to Employee's own use or to that of others any secret, confidential or proprietary information or knowledge regarding the Employer, its clients or customers for the purpose of speculation in the securities of any of them.

     7.4 General Requirements Employee shall observe such business ethics, premises security and similar Employer requirements as may from time-to-time apply generally to employees having comparable levels of responsibility and compensation.

     7.5 Insider Trading Considering that the Employer is a subsidiary of a publicly-traded corporation, Employee hereby agrees that Employee will comply with any and all federal and state securities laws including but not limited to those that relate to non disclosure of information, insider trading and individual reporting requirements and shall specifically abstain from discussing the Employer's business affairs with any individual who does not have a business need to know such information for the benefit of Employer.

8.  Ownership  of Insurance Accounts,  Work Product,  Etc.

     Employee expressly agrees that: (a) any and all insurance business produced or transacted by Employee or referred to Employee by any entity; (b) any proposal which Employee may develop for the production, transaction or referral of any insurance business; and/or (c) any other work product produced by or work performed by Employee while Employee is employed by Employer is and shall be the permanent and exclusive property of Employer. The aforesaid business, proposals, work product and/or work shall be for Employer's exclusive benefit to use and exploit, or to decline to use or exploit, during and/or following the period of Employee's services without: (a) any claim or right by Employee to further remuneration, and/or (b) any claim or right by Employee against Employer and/or any other entity.

9. Protection of Confidential Information

     9.1 Employee will not at any time, during or after the period of Employee's employment, divulge or appropriate to Employee's own use or to the use of others, any secret, confidential or proprietary information or knowledge regarding the Employer or its clients, either obtained by Employee or of which Employee becomes aware in any manner whatsoever during or in connection with Employee's services.

     9.2 Employee acknowledges that the following constitute business assets of the Employer which are confidential: (a) the Employer's list of prior, current or proposed clients or accounts; (b) information regarding actual or potential providers of insurance or reinsurance to the clients of the Employer; (c) information regarding actual or potential wholesale or specialty brokers who assist or may assist in finding insurance or reinsurance for clients of the Employer; and/or (d) information regarding the structure and operations of programs of insurance for groups of insureds.

10. Protection of Employer Property All records, files, manuals, lists of customers, blanks, forms, supplies, computer programs, and/or other materials furnished to Employee by Employer used by Employee on Employer's behalf, or generated or obtained by Employee during the course of Employee's employment, shall be and remain, the property of Employer. Employee further acknowledges that this property is confidential and is not readily accessible to Employer's competitors. Upon termination of employment hereunder, Employee shall immediately deliver to Employer or its authorized representative all such property, including all copies, remaining in Employee's possession or control.

11. Restrictive Covenant

     In view of the personal identification of customers and sources with brokerage employees, the potential exists for appropriation by employees of the benefits of the relationships developed with such customers and sources, despite Employer's investment in the development of those relationships on its behalf. Accordingly, since Employer would suffer irreparable harm if Employee should leave the employment of the brokerage and solicit customers, establish or work on competing insurance programs, or solicit any other employee to terminate its relationship with Employer, it is reasonable to protect Employer against such activities for the limited period of time necessary for Employer to establish, renew and/or restore its business relationship with the foregoing individual and commercial customers and sources.

     For the above reasons, in the event that Employee ceases to be an employee of Employer for any reason ("Withdrawal from the Company"), Employee may conduct business in competition with Employer. However, for the two (2) year period immediately following the Withdrawal from the Company, Employee may not:

     (i) directly or indirectly solicit, join, provide services to, advise, give assistance to, or contact any person or entity who was a client of Employer, or any employee of such client, with respect to the provision of insurance or insurance-related services;

     (ii) accept compensation in any form from any person or entity who was a client of Employer, or any employee of such client, with respect to the provision of insurance or insurance-related services;

     (iii)solicit any persons or entities who, to the knowledge of Employee, are or were identified through leads developed while Employee was employed by Employer;

     (iv) solicit professional relationships introduced to such Employee by any employee or client of Employer while Employee was an employee of Employer;

     (v) offer employment to or employ any person who is then, or had been within 6 months of such offer, an employee of Employer; or

     (vi) solicit any employee of Employer to terminate his or her employment.

Employee   acknowledges   that  a  material  part  of  his  current  and  future
compensation, including salary increases and/or bonuses (including, without limitation, Employee's participation in Employer's Annual Incentive Plan) is being paid in consideration for Employee's promises to honor the restrictive covenants and confidentiality aspects of this Employment Agreement. The Employee agrees that the restrictive covenants and confidentiality provisions set forth in this Employment Agreement are both reasonable and necessary to protect the vital interests of Employer and to promote an open and productive working relationship between Employer and Employee, from which Employee will benefit.

12.  Advise of Counsel

Employee acknowledges that, in connection with this Agreement, Employee has been advised to seek the advise of counsel and is now so advised.

13. Covenant to Cooperate Employee agrees to furnish such information and proper assistance to Employer during and/or following the period of Employee's services as may reasonably be required by Employer in connection with any litigation, regulatory or administrative investigation or proceeding in which the Employer is or may become a party.

14.  Miscellaneous


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

     14.1 Definition of Affiliate The term "Affiliate", shall be defined for the purpose of this Agreement to mean any entity directly or indirectly controlling, controlled by or under common control with the Employer, including but not limited to the parents, subsidiaries and/or associated entities of the Employer.

     14.2 Notice All notices and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered against receipt, or mailed, registered or certified mail, return receipt requested, postage prepaid, or delivered by facsimile transmission as follows:

          To Employee at:

          Attention:

          To Employer at:              Kaye Insurance Associates, Inc.
                                       122 East 42nd Street
                                       Chanin Building
                                       New York, New York 10168
                                       Attention:   Bruce D. Guthart, President

          With a copy to:              Kaye Insurance Associates, Inc.
                                       122 East 42nd Street
                                       Chanin Building
                                       New York, New York 10168
                                       Attention:   Ivy Fischer, General Counsel


or to such other address as any party shall have specified by notice in writing to the others.

     14.3 Applicability of Agreement This Agreement shall apply with respect to Employee's services on behalf of Employer and its affiliates.

     14.4 Counterparts This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     14.5 Paragraph Heading The headings of Paragraphs of this Agreement are for convenience and reference only and shall not affect the construction or interpretation of any of the provisions hereof

     14.6 Severability of Agreement Provisions It is the desire and intent of the parties


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

that the provisions contained in this Agreement shall be enforceable to the fullest extent permitted by law. The invalidity and/or unenforceability in whole or in part of any provision of this Agreement shall not render invalid or unenforceable any other provision of this Agreement, which instead will remain in full force and effect.

     14.7 Scope of Agreement This Agreement contains the entire Agreement of the parties concerning its subject matter, superseding all prior representations, agreements, and understandings between the parties with respect to the subject matter herein and supersedes and nullifies all prior understandings and agreements with respect to the subject matter hereof. This Agreement may be changed only by a written instrument signed by both parties.

     14.8 Non-Assignability of Agreement This Agreement may not be assigned by Employee without the prior written consent of Employer, and any assignment without such written consent shall be void and of no effect. Employer, however, shall have the right to assign this Agreement which will then remain in full force and effect between the Employer and the assignee.

     14.9 Waiver of Breach Not a Waiver of Subsequent Breaches The waiver by Employer or Employee of any breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     14.10 Right to Injunctive Relief Employee acknowledges that damages at law will be an insufficient remedy for Employer in the event of a breach by the Employee of paragraphs 8, 9, 10 and 11 of this Agreement. Therefore, it is agreed that in the event of any such breach or threatened breach, the Employer and/or its affiliates shall be entitled, in addition to any other remedies and damages available at law or in equity, to an injunction to restrain such breach or threatened breach thereof by Employee, his partners, agents, servants, employers and/or employees, and any other person(s) acting for or with Employee. Employee agrees to pay any and all reasonable attorney's fees and expenses incurred by the Employer and/or its Affiliates in enforcing any covenants contained in paragraphs 8, 9, 10 and/or 11.

Any rights or remedies of either party pursuant to the provisions of this Agreement shall be in addition to, and not in substitution of, any rights or remedies otherwise available to either party by law.

     14.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     14.12 Enforceability This Agreement shall be governed by and enforced according to

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


the laws of the State of New York regardless of its place of execution or performance.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Witness                                        Employer


/s/ ILLEGIBLE                                  By: /s/ ILLEGIBLE
-------------------------------                    ---------------------------

Witness                                        Employee


                                                   /s/ ILLEGIBLE
-------------------------------                    ---------------------------


                                                                         5/25/99

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